EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements No. 33-24978, (Egghead, Inc. 1985 Incentive Stock Option Plan, Egghead, Inc. 1986 Combined Incentive and Non-Qualified Stock Option Plan, Directors' Nonqualified Stock Option Plan); No. 33-29453, (Egghead, Inc. 1989 Employee Stock Purchase Plan); and No. 33-33101, (Egghead, Inc. 1989 Executive Retention Incentive Stock Option Plan).





ARTHUR ANDERSEN & CO.

Seattle, Washington,
June 7, 1994.